UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
MARCH 14, 2007
Date of Report (Date of earliest event reported)
IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (508) 373-1100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Compensatory Arrangements of Certain Officers
     The Compensation Committee (the “Committee”) of the Board of Directors of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2006.
     Employees of the Company who are at least at the level of vice president or director are eligible to receive awards under the Company’s Executive Short-Term Incentive Plan (the “STIP”). At the beginning of fiscal year 2006, the Committee identified multiple performance goal levels for two performance measures, Net Sales and Adjusted Earnings Before Taxes (“Adjusted EBT”), each as determined under the STIP, and assigned a 50% weighting factor to each performance measure. Upon the achievement of a performance goal level for each performance measure, participants are awarded a target cash incentive payment ranging from 30% to 113% of base salary. Target incentives increase as higher performance goal levels are achieved by the Company. The Committee also set a non-financial performance goal whereby participants would receive a cash incentive payment of 25% of base salary if the Company attained a certain non-financial performance target in 2006. After reviewing the Company’s financial performance for fiscal year 2006 and the achievement of the non-financial performance target in 2006, the Committee awarded cash incentive payments to the executive officers, including our named executive officers as follows:

Name and Position	Incentive Award
Valentin P. Gapontsev, Ph.D. Chief Executive Officer and Chairman of the Board	$266,400

Eugene Shcherbakov, Ph.D. Managing Director, IPG Laser GmbH, and Director	$165,549

Timothy P.V. Mammen Chief Financial Officer and Vice President	$155,250

Angelo P. Lopresti Vice President, General Counsel and Secretary	$155,250

Alex Ovtchinnikov, Ph.D. Vice President-Components	$138,000

Denis Gapontsev, Ph.D. Vice President, Research and Development	$138,000
     On March 14, 2007, the Committee selected the STIP performance goal levels, performance measures and target incentives for fiscal year 2007. Net Sales and Adjusted EBT were selected as the performance measures with a 50% weighing factor assigned to each. The target cash incentive payments to be awarded to participants in the STIP range from 16% to 98% of base salary if performance measures are met. If the target performance measures are exceeded, the STIP plan for 2007 provides for larger cash incentive payments. If neither threshold target is met in 2007, no cash incentive payment would be made. The Committee retains the ability, at its discretion, to adjust the calculated cash incentive award for each participant and the calculation of the performance measures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
March 15, 2007	By:	/s/ Timothy Mammen
Timothy Mammen
Vice President and Chief Financial Officer

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